TRIBUNE PUBLISHING REPORTS FOURTH QUARTER AND FULL-YEAR 2020 RESULTS

Digital content revenues increased 57.0% year-over-year
Net increase in cash of $36.7 million

CHICAGO, March 04, 2021 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ:TPCO) today announced financial results for the fourth quarter and full year ended December 27, 2020. Unless otherwise noted, amounts and disclosures throughout this earnings release relate to continuing operations and exclude BestReviews LLC.

2020 Full Year Highlights:
•Net increase in cash of $36.7 million compared to December 29, 2019
•Reduced lease obligations by $51.1 million, pension obligations by $3.5 million and a capital lease (classified as debt) by $6.9 million
•Digital-only subscribers increased 30.5% to 436 thousand at the end of the fourth quarter 2020, up from 334 thousand at the end of the fourth quarter 2019
•Digital content revenues increased $16.5 million or 57.0%
•Total operating expenses decreased $138.1 million compared to 2019
•Loss from continuing operations increased to $46.8 million from $7.1 million in 2019 as a result of a non-cash impairment charges of $78.7 million
•Q4 income from continuing operations was $1.4 million, which was an increase of $10.0 million year over year

Terry Jimenez, Tribune Publishing CEO and President, said, “Thanks to the efforts of all our staff and business partners, we continue to make significant progress in mitigating the negative impact of the COVID-19 pandemic and positioning the Company for a successful future. In 2020, we grew our digital-only subscribers to 436 thousand, an increase of 30.5% from last year, and our digital-only revenue grew $16.5 million or 57.0% from the prior year. Due to our prudent focus on expenditures, we were also able to reduce operating expenses by $138.1 million or 14.5% compared to 2019. We also reduced more than $60 million of lease and pension obligations while substantially increasing cash. Despite the challenges the pandemic has presented, we were able to grow Adjusted EBITDA over both the third and fourth quarters compared to the prior-year periods, with fourth quarter Adjusted EBITDA of $27.3 million improving 7.3% over 2019.

Mr. Jimenez continued, “Although 2020 presented challenges for the Company, our employees, our customers and our communities, the steps we took over the course of the year to rationalize our cost structure, significantly reduce future obligations, pursue digital growth and invest in high quality content enabled Tribune to create a platform to succeed for years to come."

"The journalism our newsrooms produce and the creative solutions our marketing teams deliver will remain core to our success. We are immensely proud of the positive impact our teams have in the communities we serve."

2020 Fourth Quarter and Full Year Results
Fourth quarter 2020 total revenues were $192.7 million, down $46.7 million or 19.5% compared to $239.3 million for fourth quarter 2019. Advertising revenue continued to face challenges in all categories and declined by $32.7 million. Circulation revenues decreased 3.4% or $3.1 million in the three months ended December 27, 2020, compared to the same period for 2019. Home delivery decreased $6.0 million and single copy decreased $2.6 million. These declines were partially offset by an increase of $5.4 million in digital subscription revenue driven by an increased number of digital subscribers and higher subscription rates per subscriber. Other revenue declined $10.8 million or 25.3%, of which $2.5 million was related to a decline in transition services provided to the California properties compared to the prior year following the expiration of that agreement in the second quarter.

Total operating expenses, including depreciation and amortization, in the fourth quarter of 2020 were $190.9 million, down 22.7%, compared to $246.9 million in the fourth quarter of 2019. Total operating expenses for the full year decreased $138.1 million from the prior-year period. These decreases resulted from the Company’s ongoing strong cost management, including a focus on the reduction of fixed costs.

Income from continuing operations was $1.4 million in the fourth quarter of 2020, compared to a loss of $8.6 million in the fourth quarter of 2019, driven partially by an improvement in revenue declines compared to the prior 2020 quarters and aggressive cost management. For the full year, the Company reported a loss from continuing operations of $46.8 million compared to $7.1 million in 2019

Adjusted EBITDA was $27.3 million in the fourth quarter of 2020, an increase of $1.9 million compared to $25.5 million in the fourth quarter of 2019. Full-year adjusted EBITDA of $71.8 million decreased $14.5 million or 16.8% from 2019.

For the full year ended December 27, 2020, capital expenditures totaled $10.1 million. Cash balance at December 27, 2020, was $98.9 million, which excludes $29.9 million of restricted cash reflected in long-term assets and reflects an increase of $36.7 million from December 29, 2019.

Segment Results
The Company assesses its operating segments in accordance with ASC Topic 280, “Segment Reporting.” Beginning with the first quarter of fiscal 2020, Tribune began managing its business as one business and one reportable segment. The prior periods have been restated to reflect the change in reportable segments.

2021 Outlook
For first quarter of 2021, the Company expects total revenues of $170 million to $172 million and Adjusted EBITDA of $22 million to $23 million.

Pending Acquisition by Alden Global Capital
As announced on February 16, 2021, Tribune has entered into a definitive merger agreement under which affiliates of Alden Global Capital (“Alden”) will acquire all of the outstanding shares of Tribune common stock not currently owned by Alden for $17.25 per share in cash. The Company continues to expect the transaction to close in the second quarter of 2021, subject to, among other things, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approval of holders of two-thirds of Tribune common stock not owned by Alden, as well as other customary closing conditions. Upon completion of the transaction, Tribune will become a privately held company, and its common stock will no longer be listed on any public market.

Conference Call
In light of the pending transaction, the Company will not be hosting a conference call.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS are not measures presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP" or "GAAP") and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted Operating expenses, Adjusted Income(Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include, without limitation, the acquisition of the Company by Alden Global Capital may not be completed in a timely manner or at all; the effect of the novel coronavirus ("COVID-19") and related governmental and economic responses; changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; our ability to develop and grow our online businesses; changes in newsprint price and availability; our ability to maintain data security and comply with privacy-related laws; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements, in fact occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing Company (NASDAQ:TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun,  Hartford Courant, South Florida's Sun Sentinel and Orlando Sentinel, Virginia’s Daily Press and The Virginian-Pilot, and The Morning Call of Lehigh Valley, Pennsylvania. In addition to award-winning local media businesses, Tribune Publishing operates Tribune Content Agency.

Tribune’s unique and valuable content across its brands have earned a combined 65 Pulitzer Prizes and are committed to informing, inspiring and engaging local communities. Tribune’s brands create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Amy Bullis
Tribune Publishing Investor Relations
312.222.2102
abullis@tribpub.com

Media Contact:
Max Reinsdorf
Tribune Publishing Media Relations
847.867.6294
mreinsdorf@tribpub.com

Source: Tribune Publishing

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Exhibits:
Consolidated Statements of Income (Loss)
Consolidated Balance Sheets
Non-GAAP Reconciliations - Income (Loss) from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Operating Expenses
Non-GAAP Reconciliations - Net Income (Loss) from Continuing Operations Attributable to Tribune Common Stockholders to Adjusted Income (Loss) from Continuing Operations Attributable to Tribune Common Stockholders and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Year ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019

Operating revenues	$192,650	$239,344	$746,250	$945,777

Operating expenses	190,936	246,949	812,774	950,897

Income (loss) from operations	1,714	(7,605)	(66,524)	(5,120)

Interest income (expense), net	(382)	21	(773)	499
Income (loss) on equity investments, net	(700)	267	(817)	(2,988)
Other income (expense), net	131	(220)	1,368	45
Income (loss) from continuing operations	763	(7,537)	(66,746)	(7,564)
Income tax expense (benefit)	(624)	1,105	(19,930)	(434)
Income (loss) from continuing operations	1,387	(8,642)	(46,816)	(7,130)
Plus: Earnings from discontinued operations, net of taxes	1,076	14,465	15,320	6,886
Net income (loss)	2,463	5,823	(31,496)	(244)
Less: Income attributable to noncontrolling interest	2,200	1,788	7,516	4,825
Net income (loss) attributable to Tribune common stockholders	$263	$4,035	$(39,012)	$(5,069)

Basic net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$(0.02)	$(0.59)	$(1.50)	$(1.05)
Income (loss) from discontinued operations	0.03	0.41	0.42	0.19
Basic net income (loss) attributable to Tribune per common share	$0.01	$(0.18)	$(1.08)	$(0.85)

Diluted net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$(0.02)	$(0.59)	$(1.50)	$(1.05)
Income (loss) from discontinued operations	0.03	0.41	0.42	0.19
Diluted net income (loss) attributable to Tribune per common share	$0.01	$(0.18)	$(1.08)	$(0.85)

Weighted average shares outstanding
Basic	36,547	36,038	36,456	35,810
Diluted	36,781	36,038	36,456	35,810

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	December 27, 2020	December 29, 2019
Assets
Current assets:
Cash	$98,862	$54,840
Accounts receivable, net	73,866	99,340
Inventories	4,055	4,820
Prepaid expenses	18,344	15,114
Current assets related to discontinued operations	111,239	19,537
Total current assets	306,366	193,651
Property, plant and equipment, net	48,325	123,891
Other assets
Goodwill	28,146	30,624
Intangible assets, net	50,148	61,517
Software, net	17,503	20,736
Lease right-of-use asset	36,705	99,480
Restricted cash	29,925	37,290
Equity investments	11,354	2,655
Other long-term assets	19,682	17,713
Assets related to discontinued operations	—	94,721
Total other assets	193,463	364,736
Total assets	$548,154	$682,278

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$28,022	$43,674
Employee compensation and benefits	33,495	36,238
Deferred revenue	34,620	42,773
Current portion of long-term lease liability	23,914	25,380
Other current liabilities	23,329	24,412
Current liabilities associated with discontinued operations	4,759	2,885
Total current liabilities	148,139	175,362
Non-current liabilities
Long-term lease liability	49,182	98,847
Pension and postretirement benefits payable	16,803	20,338
Long-term debt	—	6,857
Workers’ compensation, general liability and auto insurance payable	20,120	24,192
Other obligations	12,508	8,355
Total non-current liabilities	98,613	158,589
Noncontrolling interest	—	63,501
Stockholders' equity	301,402	284,826
Total liabilities and stockholders’ equity	$548,154	$682,278

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary
Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA:

	Three months ended			Year ended
	Dec. 27, 2020	Dec. 29, 2019	% Change	Dec. 27, 2020	Dec. 29, 2019	% Change
Income (loss) from continuing operations	$1,387	$(8,642)	*	$(46,816)	$(7,130)	*
Income tax expense (benefit)	(624)	1,105	*	(19,930)	(434)	*
Interest income (expense), net	382	(21)	(1,919.0%)	773	(499)	*
Loss (gain) on equity investments, net	700	(267)	*	817	2,988	(72.7%)
Other income (expense), net	(131)	220	*	(1,368)	(45)	*
Income (loss) from operations	1,714	(7,605)	(122.5%)	(66,524)	(5,120)	*
Depreciation and amortization	7,088	11,657	(39.2%)	33,834	44,615	(24.2%)
Impairment	22,730	14,496	*	78,739	14,496	*
Restructuring and transaction costs (1)	(5,256)	4,832	(208.8%)	20,556	19,191	7.1%
Stock-based compensation	1,064	2,105	(49.5%)	5,198	13,170	(60.5%)
Adjusted EBITDA	$27,340	$25,485	7.3%	$71,803	$86,352	(16.8%)
* Represents positive or negative change in excess of 100%
(1) - Restructuring and transaction costs include costs related to Tribune’s internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement in 2018. See Note 7 for further information on the Consulting Agreement.
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP” or "GAAP"). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, impairment, stock-based compensation, and gain/loss on equity investments)and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buybacks and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company was subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Operating Expenses:
Adjusted operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation, the additional expenses related to the BestReviews disposition and the impact of the TSA expenses in 2019. Management believes that Adjusted operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three months ended December 27, 2020			Three months ended December 29, 2019
	GAAP	Adjustments(1)	Adjusted Operating Expenses	GAAP	Adjustments(1)	Adjusted Operating Expenses

Compensation	$72,632	$(5,695)	$66,937	$85,459	$(3,196)	$82,263
Newsprint and ink	7,993	—	7,993	12,951	—	12,951
Outside services	65,907	(620)	65,287	86,115	(3,669)	82,446
Other operating expenses	14,586	10,507	25,093	36,271	(72)	36,199
Depreciation and amortization	7,088	(7,088)	—	11,657	(11,657)	—
Impairment	22,730	(22,730)	—	14,496	(14,496)	—

Total operating expenses	$190,936	$(25,626)	$165,310	$246,949	$(33,090)	$213,859

	Year ended December 27, 2020			Year ended December 29, 2019
	GAAP	Adjustments(1)	Adjusted Operating Expenses	GAAP	Adjustments(1)	Adjusted Operating Expenses

Compensation	$303,027	$(37,130)	$265,897	$360,779	$(22,975)	$337,804
Newsprint and ink	33,777	(63)	33,714	56,785	—	56,785
Outside services	267,644	(3,259)	264,385	326,807	(8,621)	318,186
Other operating expenses	95,753	14,698	110,451	147,415	(765)	146,650
Depreciation and amortization	33,834	(33,834)	—	44,615	(44,615)	—
Impairment	78,739	(78,739)	—	14,496	(14,496)	—

Total operating expenses	$812,774	$(138,327)	$674,447	$950,897	$(91,472)	$859,425
(1) - Adjusted operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation, the additional expenses related to the BestReviews disposition and the impact of the TSA expenses in 2019.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Net Income (Loss) from Continuing Operations Attributable to Tribune Common Stockholders to Adjusted Income (Loss) from Continuing Operations Attributable to Tribune Common Stockholders and Adjusted Diluted EPS:
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders is defined as Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP consists of Income (loss) from continuing operations per the Consolidated Statements of Income (Loss), less Income attributable to noncontrolling interests and the noncontrolling interest carrying value adjustment as set forth in the Earnings Per Share calculation in the Company's Form 10-K.
Adjusted Diluted EPS computes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three months ended
	December 27, 2020		December 29, 2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP	$(813)	$(0.02)	$(21,097)	$(0.59)
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	(3,795)	(0.10)	21,549	0.60
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders - Non-GAAP	$(4,608)	$(0.12)	$452	$0.01

	Year ended
	December 27, 2020		December 29, 2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net loss from continuing operations attributable to Tribune common stockholders - GAAP	$(54,654)	$(1.50)	$(37,475)	$(1.05)
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	14,841	0.41	13,856	0.39
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders - Non-GAAP	$(39,813)	$(1.09)	$(23,619)	$(0.66)